Exhibit 2.1

EXHIBIT 2

ARTICLES OF INCORPORATION AND AMENDMENTS

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 200990629546-13
Certificate of Amendment	/s/ Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Ross Miller	08/20/2009 12:05 PM
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Sky440, Inc.

2. The articles have been amended as follows:

ARTICLE FOURTH: The corporation shall be authorized to issue Seven Billion (7,000,000,000) Shares of Stock, as follows: Six Billion Nine Hundred Million (6,950,000,000) shares of Common Stock having a $.0001 par value, and Fifty Million (50,000,000) shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the issuance of shares, except as expressly limited by this Article. CONTINUED

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         79%

4. Effective date and time of filing:      Date:          08/20/09                Time:

5. Signature:

/s/ Robert Atwell

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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CONTINUED:

ITEM 2. The Articles have been amended as follows (CONTINUED PROM PAGE 1 CERTIFICATE OF AMENDMENT)

ARTICLE FOURTH (CONTINUED):

Stockholders shall not have pre-emptive rights or be entitled to cumulative voting In connection with the shares of the corporation's Common or Preferred Stock.

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ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20090093396-21
Certificate of Amendment	/s/ Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Ross Miller	02/02/2009 3:00 PM
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Sky440, Inc.

2. The articles have been amended as follows:

ARTICLE FOURTH: The corporation shall be authorized to issue Two Billion (2,000,000,000) shares of of Stock, as follows: One Billion Nine Hundred Million (1,950,000,000) shares of Common Stock having a $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the Issuance of shares, except as expressly limited by this Article.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         73%

4. Effective date and time of filing:      Date:          2/02/09                Time:

5. Signature:

/s/ Robert Atwell

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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CONTINUED:

ITEM 2. The Articles have been amended as follows (CONTINUED PROM PAGE 1 CERTIFICATE OF AMENDMENT)

ARTICLE FOURTH (CONTINUED):

Stockholders shall not have pre-emptive rights or be entitled to cumulative voting In connection with the shares of the corporation's Common or Preferred Stock.

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ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20080248318-56
Certificate of Amendment	/s/ Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Ross Miller	04/09/2008 3:52 PM
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Sky 440, INC.

2. The articles have been amended as follows:

ARTICLE 1: NAME OF CORPORATION:

ARTICLE FOURTH: The corporation shall be authorized to issue Five Hundred Fifty Million (550,000,000) shares of of Stock, as follows: Five Hundred Million (550,000,000) shares of Common Stock having a $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock having a $.001 par value.

The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the Issuance of shares, except as expressly limited by this Article.

Stockholders shall not have pre-emptive rights or be entitled to cumulative voting In connection with the shares of the corporation's Common or Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         54.26

4. Effective date and time of filing:      Date:         4/4/08                Time:

5. Signature:

/s/ Robert Atwell

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20080027481-52
Certificate of Amendment	/s/ Ross Miller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Ross Miller	01/15/2008 8:16 AM
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

FIRESKY MEDIA CORP.

2. The articles have been amended as follows:

ARTICLE 1: NAME OF CORPORATION:

The name of the Corporation is hereby amended to read SKY440, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         N/A

4. Effective date and time of filing:      Date:                         Time:

5. Signature:

/s/ Robert Atwell

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20060297042-12
Certificate of Amendment	/s/ Dean Heller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Dean Heller	05/09/2006 4:00:46 PM
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

FIRESKY MEDIA CORP.

2. The articles have been amended as follows:

ARTICLE 1: NAME OF CORPORATION:

ARTICLE FOURTH: The corporation shall be authorized to issue Five Hundred Million (500,000,000) shares of of Stock, as follows: Four Hundred Fifty Million (450,000,000) shares of Common Stock having a $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock having a $.001 par value.

The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution authorizing the Issuance of shares, except as expressly limited by this Article.

Stockholders shall not have pre-emptive rights or be entitled to cumulative voting In connection with the shares of the corporation's Common or Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         78

4. Effective date and time of filing:      Date:             5/10/06            Time:

5. Signature:

/s/ Robert Atwell

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20060266124-59
Certificate of Amendment	/s/ Dean Heller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Dean Heller	04/27/2006 10:15:45 AM
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

FAHRENHEIT ENTERTAINMENT, INC.

2. The articles have been amended as follows:

The name of the Corporation is hereby amended to read Firesky Media Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         N/A

4. Effective date and time of filing:      Date:             5/01/06            Time:

5. Signature:

/s/ Robert Atwell

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number
Certificate of Amendment	/s/ Dean Heller	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Dean Heller	12/13/2002
	Secretary of State	Entity Number
	State of Nevada	C22953-2001

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

FAHRENHEIT HOLDINGS, INC.

2. The articles have been amended as follows:

The name of the Corporation is hereby amended to read Fahrenheit Entertainment Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         100%

4. Effective date and time of filing:      Date:             6            Time:

5. Signature:

/s/ Robert Atwell

President and Secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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FILED # C22953-2001

Jan 24 2002

ARTICLES AND PLAN OF MERGER

THESE ARTICLES AND PLAN OF MERGER (hereinafter referred to as this "Agreement") dated as of October 8, 2001 is made and entered into by and between Fahrenheit Holdings, Inc., a Nevada Corporation ("Issuer") and Fahrenheit Entertainment, Inc., a Florida Corporation ("Acquired Company").

W-I-T-N-E-S-S-E-T-H

WHEREAS, Issuer is a private company organized and existing under the laws of the State of Nevada; and

WHEREAS, Acquired Company is a public, non-reporting company existing under the laws of the State of Florida and is also known by the name of Fahrenheit Entertainment, Inc.;

NOW THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Acquired Company shall be merged into Issuer (the "Merger") upon the terms and conditions hereinafter set forth.

ARTICLE I

Merger

The following Plan of Merger was unanimously approved by all of the stockholders and directors of each of the undersigned corporations in the manner prescribed by law. It was unanimously agreed that the acquired Company shall be merged into Issuer, the separate existence of Acquired Company shall cease and Issuer shall continue to exist under the name of "Fahrenheit Holdings, Inc." by virtue of, and shall be governed by, the laws of the State of Nevada. The address of the Issuer in the State of Nevada is located at 2533 N. Carson Street, Carson City, Nevada 89706-0147. The resident agent in charge thereof is Laughlin Associates, Inc.

ARTICLE II

Articles of Incorporation of Issuer

The Articles of Incorporation of Issuer as in effect on the date hereof shall be the Articles of Incorporation of Acquired Company on the Closing Date without change unless and until amended in accordance with applicable law.

ARTICLE III

Bylaws of Issuer

The Bylaws of Issuer shall be in effect on the date hereof without change unless and until or repealed in accordance with applicable law.

ARTICLE IV

Effect of Merger on Stock of Constituent Corporation

4.01 All outstanding shares of Acquired Company common stock, ("Acquired Company Common Stock") shall be converted into 26,733,328 shares of Issuer stock ("Issuer Stock"). Acquired Company shall deliver all minutes and other books and records of Acquired Company that will satisfy Issuer or its representative.

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4.02(a) Issuer shall act as exchange agent in the Merger.

(b)                     Issuer shall mail to each person who was, at the time of mailing, a holder of record of issued and outstanding Acquired Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of the certificate or certificates, which represented issued and outstanding shares of Acquired Company Common Stock ("Acquired Company Certificates"), in exchange for certificates representing Issuer Stock. Upon surrender of an Acquired Company Certificate for cancellation to Issuer, together with a duly executed letter of transmittal, the holder of such Acquired Company Certificate(s) shall, subject to paragraph (f) of this section 4.02, be entitled to receive in exchange thereof a certificate representing that number of shares of Issuer Stock into which Acquired Company Common Stock theretofore represented by Acquired Company Certificate(s) so surrendered shall have been converted pursuant to the provisions of this Article IV; and Acquired Company Certificate(s) so surrendered shall forthwith be canceled.

(c)                      No dividends or other distributions declared after October 8, 2001 with respect to Issuer Stock and payable to holders of record thereof shall be paid to the holder of any unsurrendered Acquired Company Certificate(s) with respect to Issuer Stock which by virtue of the Merger are represented thereby, nor shall such holder be entitled to exercise any right as a holder of Issuer Stock until such holder shall surrender such Acquired Company Certificate(s). Subject to the effect, if any, of applicable law and except as otherwise provided in paragraph (1) of this Section 4.02, after the subsequent surrender and exchange of an Acquired Company Certificate, the holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which became payable prior to such surrender and exchange with respect to Issuer Stock represented by such Acquired Company Certificate.

(d)                     If any stock certificate representing Issuer Stock is to be issued in a name other than that in which Acquired Company Certificate surrendered with respect thereto is registered, it shall be a condition of such issuance that Acquired Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Acquired Company Certificate surrendered or shall establish to the satisfaction of Issuer that such tax has been paid or it is not applicable.

(e) There shall be no further registration of transfers on the stock transfer books of Acquired Company of the shares of Acquired Company Common Stock, or of any other shares of stock of Acquired Company, which were outstanding immediately prior to September 21, 2001. If certificates representing such shares are presented to Acquired Company they shall be canceled and, in the case of Acquired Company Certificates, exchanged for certificates representing Issuer Stock as provided in this Article IV.

(f) No certificates or scrip representing fractional shares of Issuer shall be issued upon the surrender for exchange of Acquired Company Certificates. In lieu thereof, the Exchange Agent shall issue to each holder of Acquired Company Common Stock a whole share of Issuer Stock.

ARTICLE V

Corporate Existence, Acquired Company and Liabilities of Acquired Company

On the 21st day of September, 2001, the separate existence of Acquired Company shall cease. Acquired Company shall be merged with and into Issuer in accordance with the provisions of this Agreement. Thereafter, Issuer shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement and all and singular; the rights, privileges, powers and franchises of Acquired Company and Issuer, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in Issuer; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter and effectually the property of Issuer, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in Acquired Company and Issuer or either of them, shall not revert to or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities, shall thence forth attach to Issuer, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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ARTICLE VI

Officers and Directors of Issuer

The current officers and directors of Issuer shall immediately tender their resignation as officers and directors and nominate as officers and directors persons whose names and positions are supplied by Acquired Company. The new officers and directors shall hold office in accordance with the Bylaws of Issuer or until their respective successors shall have been appointed or elected.

ARTICLE VII

Representations and Warranties of Issuer

Issuer represents and warrants to Acquired Company the following:

(i)         Organization. Issuer is a corporation duly organized, validly existing and as of September 21, 2001 was in good standing under the laws of Nevada, has all necessary corporate powers to own properties and carry on a business and is duly qualified to do business in Nevada.

(ii)       Capital. The authorized capital stock of Issuer consists of 50,000,000 shares of Common Stock, $0.0001 par value, of which, prior to the closing there are no shares issued and outstanding and 10,000,000 shares of Preferred Stock $0.0001 par value, of which, prior to the closing there are 750,000 shares issued and outstanding.

(iii)     Financial Statements. The unaudited Financial Statements of Issuer as of September 21, 2001 and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by Issuer throughout the periods indicated and fairly present the financial position of Issuer as of the date of the Financial Statements.

(iv)      Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

(v)       Liabilities. Issuer does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected on Issuer's Financial Statements. Issuer is not aware of any pending, threatened or asserted claims, claims of right, lawsuits or contingencies involving Issuer or its common stock. There is no dispute of any kind between Issuer and any third party.

(vi)      Ability to Carry Out Obligations. Issuer has the right, power and authority to enter in to and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw or other agreement or instrument to which Issuer or its shareholders are a party, or by which they and/or Issuer's property may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any assets of Issuer or upon the securities of Issuer to be acquired by Acquired Company's shareholders.

(vii)        National Quotation Bureau Pink Sheet Listing. Acquired company is currently listed on the National Quotation Bureau Pink Sheets Board with the following symbol: FHOT.

(viii)      Full Disclosure. None of the representations and warranties made by Issuer, or in any certificate or memorandum furnished by Issuer, contains any untrue statement of a material fact or omits any material fact the omission of which would be misleading.

(ix)          Contract and Leases. Issuer is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney for Issuer.

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(x)       Compliance with Laws. To the best of its knowledge, information and belief, Issuer has complied with, and is not in violation of any federal, state or local statute, law, rule and/or regulation.

(xi)          Litigation. Issuer is not (and has not been) a party to any suit, action, arbitration, or legal, administrative or other proceeding(s), or pending governmental investigation. To the best knowledge, information and belief of Issuer, there is no basis for any such action or proceeding(s) and no such action or proceeding is threatened against Issuer and Issuer is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

(xii)        Conduct of Business. Prior to the closing, Issuer shall conduct its business in the normal course and shall not (a) sell, transfer, pledge or assign any assets, (b) amend its Articles of Incorporation or Bylaws, (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party or (0 enter into any other transaction.

(xiii)      Documents. All minutes, consents or other documents pertaining to Issuer to be delivered at closing shall be valid and in accordance with the laws of Nevada.

(xiv)      Title. The shares of Issuer Stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares of Issuer Stock are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, Issuer is not a party to any agreement which offers or grants tc any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation or decree, which would, as a result of the issuance of the shares of Issuer Stock, impair, restrict or delay any voting rights with respect to the shares of Issuer Stock.

ARTICLE VIII

Representations and Warranties of Acquired Company

Acquired Company represents and warrants to Issuer that:

(i)       Organization. Acquired Company is a corporation duly organized, validly existing and as of October 8, 2001 is in good standing under the laws of Florida and has all necessary corporate powers to own properties and carry on a business and is duly qualified to do business in Florida.

(ii)     Capital. The authorized capital stock of Acquired Company consists of 50,000,000 shares of common stock, $0.001 par value, of which, prior to the closing there are 26,733,328 shares issued and outstanding.

(iii)   Financial Statements. The Financial Statements of Acquired Company as of October 8, 2001, and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by Acquired Company throughout the periods indicated and fairly present the financial position of the Acquired Company as of the date of the Financial Statements.

(iv)    Absence of Changes. Since the date of the Financial Statements, there has not been any change in the financial condition or operations of Acquired Company, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

(v)     Liabilities. Acquired Company does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected on Acquired Company's Financial Statements. Acquired Company is not aware of any pending, threatened or asserted claims, claims of right, lawsuits or contingencies involving Acquired Company or its common stock. There is no dispute of any kind between Acquired Company and any third party.

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(vi)    Ability to Carry Out Obligations. Acquired Company has the right, power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Acquired Company and the performance by Acquired Company of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw or other agreement or instrument to which Acquired Company or its shareholders are a party, or by which they and/or Acquired Company's property may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Acquired Company to be liable to any party or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any assets of Acquired Company or upon the securities of Issuer to be acquired by Acquired Company's shareholders.

(vii)  Full Disclosure. None of the representations and warranties made by Acquired Company, or in any certificate or memorandum furnished by Acquired Company, contains any untrue statement of a material fact or omits any material fact the omission of which would be misleading.

(viii)      Compliance with Laws. To the best of its knowledge, information and belief, Acquired Company has complied with, and is not in violation of any federal, state or local statute, law, rule and/or regulation.

(ix)    Litigation. Acquired Company is not (and has not been) a party to any suit, action, arbitration, or legal, administrative or other proceedings, or pending governmental investigation. To the best knowledge, information and belief of Acquired Company, there is no basis for any such action or proceedings and no such action or proceeding is threatened against Acquired Company and Acquired Company is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

ARTICLE IX

Documents to be Delivered

9.1 Issuer shall deliver to Acquired Company the following documents at the closing:

(a)    Board of Directors minutes authorizing the issuance of certificates for the 26,733,328 shares of Issuer Stock to be issued to all of the Acquired Company shareholders pursuant to this Agreement.

(b)   The resignation of the then current officers and directors of Issuer.

(c)    A Board of Directors resolution appointing the following as the Officers and Directors of Issuer:

Peter G. Trimarco          President, Secretary, Treasurer & Director

Richard Romano           Director

(d)   All of the business and corporate records of Issuer, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors' meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

9.2 Acquired Company shall deliver to Issuer the certificates representing 100% of the issued and outstanding stock of Acquired Company.

ARTICLE X

Miscellaneous

10.1 Notices. Any notice to be given by the parties shall be given in writing and delivered in person to every other party, or forwarded by certified or registered mail, postage prepaid, at the address indicated for each party in the signature block hereof, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be effective three (3) days after deposit in the U.S. Mail, if mailed; or upon receipt, if delivered.

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10.2 Governing Law. This Agreement shall be governed and construed by the laws of the State of Nevada. If any action is brought between the parties with respect to this Agreement or otherwise, by way of a claim or counter claim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Nevada.

10.3 Attorney's Fees. In the event any party hereto shall employ legal counsel or bring an action or other proceeding against another party to enforce any of the terms, covenants or conditions hereof, the party prevailing in any such action or other proceeding shall be paid all reasonable attorneys' fees by the other party, as determined by the court, and in the event any judgment is secured by such prevailing party, all such attorneys' fees shall be included in such judgment.

10.4 Successors and Assigns. Except as herein otherwise provided, this Agreement and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, executors, personal representatives, successors and assigns of the parties hereto.

10.5 Further Assurances. The parties hereto agree to execute, acknowledge and deliver such other documents and instruments as may reasonably be necessary or appropriate to carry out the full intent and purpose of this Agreement.

10.6 Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which may be executed by one or more of the parties hereto, with the same force and effect as though all parties executing such counterparts had executed but one instrument.

10.7 No Verbal Understandings. No verbal statements or conversations between the parties or their representatives occurring either before or after the execution of this Agreement shall be construed as having any bearing or effect upon this Agreement or any portion thereof, it being understood that this written Agreement evidences the complete agreement between the parties hereto. Any attempt at oral modification of this Agreement shall be void and of no effect.

10.8. No Waiver. The failure of any party to exercise any right or option arising out of the breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or to the continuance of any existing breach.

10.9 Headings. The headings of the several sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

10.10 Construction of Lanugage. This Agreement shall be construed according to its ordinary meaning and shall not be strictly construed for nor against any parties hereto.

10.11 Restrictive Legend. The shares of Issuer delivered on the Closing Date shall carry legends which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

10.12 Complete Agreement. This Agreement contains the complete understanding and agreement of the parties hereto with respect to all matters referred to herein and all prior representations, negotiations and understandings are superseded hereby and merged into this Agreement. No party shall be liable or bound to any other person hereto in any manner by any agreement, warranty, representation or guarantee, except as specifically set forth in any instrument executed pursuant hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers,all as of

FAHRENHEIT HOLDINGS,INC.	FAHRENHEIT ENTERTAINMENT, INC.
Issuer	Acquired Company

By: /s/ Peter G. Trimarco	By: /s/ Peter G. Trimarco
Peter G.Trimarco, President	Peter G.Trimarco, President
2533 N. Carson Street	2533 N. Carson Street
Carson City., Nevada 89706-0147	Carson City., Nevada 89706-0147

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Filed # C 22953-01

August 21, 2001

ARTICLES OF INCORPORATION

OF

FAHRENHEIT HOLDINGS, INC.

FIRST. The name of the corporation is: FAHRENHEIT HOLDINGS, INC.

SECOND. While its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706, this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A)	Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B)	May at any time exercise such rights, privileges and Powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C)	Shall have the power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually. or until dissolved and its affairs wound up according to law.

(D)	Shall have the power to sue and be sued in any court of law or equity.

(E)	Shall have the power to make contracts.

(F)	Shall have the power to hold, purchase and convey roof and personal estate and to mortgage or lease any such real and personal estate with its franchises The power to hold real and personal estate shall include the power to take the same by devise or bequest of the State of Nevada, or in any other state, territory or country.

(G)	Shall have the power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H)	Shall have the power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business. and the calling and holding of meetings of its stockholders.

(I)	Shall have the power to wind up and dissolve itself, or be wound up or dissolved.

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(J)	Shall have the power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal and stamp by the corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non use shall not in any way affect the legality of the document.

(K)	Shall have the power to borrow money and contract debts when necessary for the transaction if its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time of times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object

(L)	Shall have the power to guarantee, purchase, hold. sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote. if any.

(M)	Shall have the power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N)	Shall have the power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O)	Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or nut such business it similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation. or any amendment thereof.

(P)	Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q)	Shall have the power to enter into partnerships, general or limited, or joint venture, in connection with any lawful activities, as may be allowed by law.

FOURTH. Section 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000, of which 50,000,000 shares shall be Common Stock with a par value of $0.001 per sham, and 10,000,000 shares shall he Serial Profaned Stock with a par value of $0.001 per share.

Section 2. The holders of the Common Stock are entitled at all times to one vote for each share and to such dividends as the Board of Directors may in their discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Serial Preferred Stock. In the event of any dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses, subject, however, to the rights of the holders of the Serial Preferred Stock then outstanding, shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings. The Common Stock is subject to all of the terms and provisions of the Serial Preferred Stock as fixed by the Board of Directors as hereinafter provided.

Section 3. The Serial Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive, dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Serial Preferred Stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not ha reduced to fewer than one (1).

The name and post office address of the first Board of Directors shall be one (I) in number and listed as follows:

Name	POST OFFICE ADDRESS

Rober A. Kimmel, Jr.	114 Barrington Towne Square
Suite 159
Aurora, Ohio 44202

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SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name	POST OFFICE ADDRESS

Rober A. Kimmel, Jr.	114 Barrington Towne Square
Suite 159
Aurora, Ohio 44202

EIGHTH. the resident agent for this corporation shall be:

LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be:

2533 North Carson Street

Carson City, Nevada 89706

NINTH: The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them in exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stuck issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property or assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as Its Board of Directors deems expedient and in the best interests of the Corporation.

The Board of Directors may, by resolution or resolutions, use authorized but unissued shares of Common Stock and Preferred Stock without shareholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes Purchases of Convertible Preferred Stock shall be treated in all respects as equivalent to purchases of common stock, such that, upon acquisition, the requisite holding period for Rule 144 purposes shall begin when the Convertible Preferred Stock is acquired, and not when it is converted from Preferred to Common Stock. Accordingly, if Preferred Stock has been held for longer than two years and the holder is not an affiliate, it shall be eligible for the safe harbor afforded by Rule 144 immediately upon conversion from; Preferred to Common, as tacking shall be explicitly permitted between the Preferred Stock Certificate and its equivalent Common Stock Certificate (or Certificates).

The Board of Directors shall have the right to reincorporate the Company, to declare splits or reverse splits of the stock of the Company, increase or decrease the number of Common and/or Preferred shares authorized to be issued and outstanding, or otherwise act on matters concerning the corporate status and capital structure of the Company, without shareholder approval.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may he issued or disposed of by the Board of Directors to such persons and on such terms as in ha discretion It shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided. however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.309 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, Roger A. Kimmel, Jr., the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Nevada do make and file these Articles of Incorporation, and do hereby certify that this is my act and deed and that the facts herein stated are true; and I have, accordingly, signed below this 20th day of August, 2001.

/s/ Roger A. Kimmel, Jr.
Roger A.Kimmel, Jr.

STATE OF OHIO	)
)
COUNTY OF PORTAGE	)

BE IT REMEMBERED that on this 20th day of August, 2001, personally came before me, a Notary Public for the State of Ohio, Roger A. Kimmel, Jr. party to the foregoing Articles of Incorporation, known to me personally to be such, and acknowledged the said Articles to be his act and deed and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Kathy R. Moore
NOTARY PUBLIC

[seal]

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ARTICLES OF AMENDMENT TO

SEPTEMBER PROJECT III CORP.

THE UNDERSIGNED, being the president of September Project III Corp., does hereby amend its Articles of Incorporation as follows:

ARTICLE I

NAME

1.       The name of this corporation shall be, Fahrenheit Entertainment, Inc.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on September 13, 2000 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this September 13, 2000.

/s/ Peter Trimarco

Peter Trimarco

President

The foregoing instrument was acknowledged before me on September 13, 2000 by Peter Trimarco who is personally known to me.

/s/ Richard J. Bernstein
NOTARY PUBLIC
[seal]

My commission expires:

12/02/2002

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ARTICLES OF AMENDMENT TO
CITATION ENTERTAINMENT, INC.

THE UNDERSIGNED, being the president of Citation Entertainment, Inc., does hereby amend its Articles of Incorporation as follows:

ARTICLE I
NAME

1.       The name of this corporation shall be September Project III Corp.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on June 20, 2000 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 20, 2000.

/s/ Derek Kennedy

Derek Kennedy, President

The foregoing instrument was acknowledged before me on June 20, 2000 by Derek Kennedy who is personally known to me.

/s/ T. Gerald Chilton
NOTARY PUBLIC
[seal]

My commission expires Sept. 17, 2001

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ARTICLES OF MERGER

OF

Equimedia, Inc. (a Nevada corporation)

INTO

Citation Entertainment, Inc.
f/k/a
September Project III Corp.
(a Florida corporation)

Pursuant to section 607.1105 of the Florida Business Corporation Act, Equimedia, Inc., a Nevada Corporation and Citation Entertainment, Inc., f/k/a September Project III Corp., a Florida Corporation, certify that:

First	The name and state of the constituent corporations of the merger are: Equimedia, Inc. A Nevada corporation, and September Project III Corp. A Florida corporation

Second:	An Agreement and Plan of Merger dated January 25, 2000, between Equimedia, Inc. and Citation Entertainment, Inc., f/k/a September Project III Corp. (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by shareholders of each constituent corporations in accordance with the requirements of section 607.1101 of the Florida Business Corporation Act.

Third:	The name of the corporation that survives the merger is Citation Entertainment, Inc. f/k/a September Project III Corp. (the "surviving corporation").

Fourth:	The certificate of incorporation of Citation Entertainment, Inc. f/k/a September Project III Corp. is the certificate of incorporation of the surviving corporation.

Fifth:	The executed Merger Agreement is on file at the office of the surviving corporation located at 7695 S.W. 104th Street, Suite 210, Miami, FL 33131., a copy of which is annexed here.

Sixth:	The surviving corporation will furnish a copy of the Merger Agreement upon request and without charge to any stockholder of any constituent corporation.

Seventh:	This certificate of merger is effective when it is filed in the office of the Secretary of State of the State of Florida.

WHEREFORE, the undersigned has caused this certificate to be executed this 25th day of January, 2000.

Equimedia, Inc.	Citation Entertainment, Inc.
f/k/s
September Project III Corp.

By: /s/ Derek Kennedy	By: /s/Eric P. Littman
Derek Kennedy, President	Eric P.Littman

STATE OF FLORIDA

COUNTY OF DADE

Sworn to and subscribed before me this 25th day of January, 2000, by Eric P. Littman as President of Citation Entertainment, Inc., f/k/a September Project III Corp. who is personally known to me or who provided an identification.

/s/ Fabiana R. Pavese
NOTARY PUBLIC
[SEAL]

COMMISSION Expires: November 29, 2003

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STATE OF ARIZONA

COUNTY OF MARICOPA

Sworn to and subscribed before me this 25th day of January, 2000, by Derek Kennedy as President of Equimedia, Inc., who is personally known to me or who provided an identification.

/s/ Margie A. Miller
NOTARY PUBLIC
[seal]

Commission Expires: September 11, 2000

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PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER (hereinafter referred to as this "Agreement") dated as of January 25, 2000 is made and entered into by and between September Project III Corp., a Florida Corporation ("Issuer") and Equimedia Inc., a Nevada Corporation ("Acquired Company").

W-I-T-N-E-S-S-E-T-H

WHEREAS, Issuer is a corporation organized and existing under the laws of the State of Florida and is a public, non-reporting corporation; and

WHEREAS, Acquired Company is a private company and existing under the laws of the State of Nevada;

NOW THEREFORE, in consideration of the premises, the mutual covenants contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Acquired Company shall be merged into Issuer (the "Merger") upon the terms and conditions hereinafter set forth.

ARTICLE I
Merger

On February 2, 2000 or as soon as practicable thereafter (the "Closing Date"), Acquired Company shall be merged into Issuer, the separate existence of Acquired Company shall cease and Issuer shall continue to exist under the name of "September Project III Corp." by virtue of, and shall be governed by, the laws of the State of Florida. The address of the registered office of Issuer shall be 7695 S.W. 104th Street, Suite 210, Miami, Florida 33156.

ARTICLE II

Certificate of Incorporation of Issuer

The Certificate of Incorporation of Issuer as in effect on the date hereof shall be the Certificate of Incorporation of Acquired Company on the Closing Date without change unless and until amended in accordance with applicable law.

ARTICLE III

Bylaws of Issuer

The Bylaws of Issuer shall be in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

ARTICLE IV

Effect of Merger on Stock of Constituent Corporation

4.01 On the Closing Date, (i) all outstanding shares of Acquired Company common stock, 0.001 par value ("Acquired Company Common Stock") shall be converted into Twelve Million (12,000,000) shares of Issuer stock ("Issuer Stock") and (ii) Issuer shall cause to be cancelled Three Million Eight Hundred Thousand (3,800,000) shares of Issuer Stock previously outstanding. Any outstanding shares of Acquired Company Common Stock shall be retired and canceled. Acquired Company shall deliver all minutes and other books and records of Acquired Company that will satisfy Issuer or its representative.

4.02 (a) Issuer shall act as exchange agent in the Merger.

(b) Prior to, or as soon as practicable, after the Closing date, Issuer shall mail to each person who was, at the time of mailing or at the Closing Date, a holder of record of issued and outstanding Acquired Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of the certificate or certificates, which immediately prior to the Closing Date represented issued and outstanding share of Acquired Company Common Stock ("Acquired Company Certificates"), in exchange for certificates representing Issuer Stock. Upon surrender of a Acquired Company Certificate for cancellation to Issuer, together with a duly executed letter of transmittal, the holder of such Acquired Company Certificate shall subject to paragraph (f) of this section 4.02 be entitled to receive in exchange thereof a certificate representing that number of shares of Issuer Stock into which Acquired Company Common Stock theretofore represented by the Acquired Company Certificate so surrendered shall have been converted pursuant to the provisions of this Article IV; and the Acquired Company Certificate so surrendered shall forthwith be canceled.

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(c) No dividends or other distributions declared after the Closing Date with respect to Issuer Stock and payable to holders of record thereof after the Closing Date shall be 'paid. to the holder of any unsurrendered Acquired Company Certificate with respect to Issuer Stock which by virtue of the Merger are represented thereby, nor shall such holder be entitled to exercise any right as a holder of Issuer Stock until such holder shall surrender such Acquired Company Certificate. Subject to the effect, if any, of applicable law and except as otherwise provided in paragraph (f) of this Section 4.02, after the subsequent surrender and exchange of a Acquired Company Certificate, the holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which became payable prior to such surrender and exchange with respect to Issuer Stock represented by such Acquired Company Certificate.

(d) If any stock certificate representing Issuer Stock is to be issued in a name other than that in which the Acquired Company Certificate surrendered with respect thereto is registered, it shall be a condition of such issuance that the Acquired Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Acquired Company Certificate surrendered or shall establish to the satisfaction of Issuer that such tax has been paid or is not applicable.

(e) After the Closing Date, there shall be no further registration of transfers on the stock transfer books of Acquired Company of the shares of Company Common Stock, or of any other shares of stock of Acquired Company, which were outstanding immediately prior to the Closing Date. If after the Closing Date certificates representing such shares are presented to Acquired Company they shall be canceled and, in the case of Acquired Company Certificates, exchanged for certificates representing Issuer Stock as provided in this Article IV.

(f) No certificates or scrip representing fractional Issuer shall be issued upon the surrender for exchange of Acquired Company Certificates. In lieu thereof, the Exchange Agent shall issue to each holder of Acquired Company Common Stock a whole share of Issuer Stock.

ARTICLE V

Corporate Existence, Acquired_Company and Liabilities of

Acquired Company

On the Closing Date the separate existence of Acquired Company shall cease. Acquired Company shall be merged with and into Issuer in accordance with the provisions of this Agreement. Thereafter, Issuer shall possess all the rights, privileges, powers and franchises as well -of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement and all and singular; the rights, privileges, powers and franchises of Acquired Company and Issuer, and all property, real personal and mixed, and all debts due to each of them on whatever account, shall be vested in Issuer; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter and effectually the property of Issuer, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in ACquired Company and Issuer or either of them, shall not revert to or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities, shall thence forth attach to Issuer, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

ARTICLE VI

Officers and Directors of Issuer

Upon the Closing Date, the current officers and directors of Issuer shall tender their resignation as officers and directors and nominate as officers and directors persons whose names and positions are supplied by Acquired Company on or prior to such date. On the Closing Date and thereafter, the new officers and directors hold office in accordance with the Bylaws of Issuer or until their respective successors shall have been appointed or elected.

ARTICLE VII

Approval by Shareholders; Amendment; Closing Date

7.01 This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders or directors in accordance with applicable Nevada law and are subject to approval by the requisite vote of the board of directors of:Issuer in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders and directors in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Florida and the Secretary of State of Nevada, respectively, in accordance with the laws of the States of Florida and Nevada respectively.

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7.02 The Boards of Directors of Acquired Company and Issuer may amend this Agreement at any time prior to the Closing Date, provided that an amendment made subsequent to the approval of the merger by the shareholders of Acquired Company shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the Acquired Company Common Stock, (2) alter or change any terms of the Articles of Incorporation of Issuer, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Acquired Company Common Stock.

ARTICLE VIII

Representations and Warranties of Issuer

Issuer represents and warrants to Acquired Company the following:

(i)       Organization. Issuer is a corporation duly organized, validly existing and as of January 25, 2000 was in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business and is duly qualified to do business in Florida.

(ii)     Capital. The authorized capital stock of Issuer consists of 50,000,000 shares of common stock, $0:001 par value, of which, prior to the closing (without reference to the cancellation- of 3,800,000 shares) there are 5,035,000 shares issued and outstanding.

(iii)     Financial Statements. The audited financial Statements of the Issuer as of October 31, 1999, and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by Issuer throughout the periods indicated and fairly present the financial position of Issuer as of the date of the financial statements.

(iv)     Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

(v)     Liabilities. Issuer does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected on the Issuer's financial statements. Issuer is not aware of any pending, threatened or asserted claims, claims of right, lawsuits or contingencies involving Issuer or its common stock. There is no dispute of any kind between Issues and any third party, and no such dispute will exist on the Closing Date. On the Closing Date, Issuer will be free from any and all liabilities, liens, claims and/or commitments.

(vi)     Ability to Carry Out Obligations. Issuer has the right, power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw or other agreement or instrument to which Issuer or its shareholders are a party, or by which they and/or the Issuer's property may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any assets of Issuer or upon the securities of Issuer to be acquired by Acquired Company's shareholders.

(vii)      National Quotation Bureau Pink Sheet Listing. The Issuer is currently listed on the National Quotation Bureau Pink Sheets Board with the following symbol: SPXD, and,will be listed on the National Quotation Bureau Pink Sheets Board with the same symbol on the Closing Date.

(viii)     Full Disclosure. None of the representations and warranties made by the Issuer, or in any certificate or memorandum furnished or to be furnished by the Issuer, contains or will contain any untrue statement of a material fact or omits any material fact the omission of which would be misleading.

(ix)    Contract and Leases. Issuer is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney for Issuer.

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(x)      Compliance with Laws. To the best of its knowledge, information and belief, Issuer has complied with, and is not in violation of any federal, state or local statute, law, rule and/or regulation.

(xi)    Litigation. Issuer is not (and has not been) a party to any suit, action, arbitration, or legal, administrative or other proceedings, or pending governmental investigation. To the best knowledge, information and belief of Issuer, there is no basis for any such action or proceedings and no such action or proceeding is threatened against Issuer and Issuer is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

(xii)    Conduct of Business. Prior to the closing, Issuer shall conduct its business in the normal course and shall not (a) sell, transfer, pledge or assign any assets, (b) amend its Articles of Incorporation or Bylaws, (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party or (f) enter into any other transaction.

(xiii)  Documents. All minutes, consents or other documents pertaining to Issuer to be delivered at closing shall be valid and in accordance with the laws of Florida.

(xiv)   Title. The shares of Issuer Stock to be issued pursuant to this Agreement will be, at closing, .free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares of Issuer Stock are or will be subject to voting trusts or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the Issuer is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation oz decree, which would, as a result of the issuance of the shares of Issuer Stock, impair, restrict or delay any voting rights with respect to the shares of Issuer Stock.

ARTICLE IX

Representations and Warranties of Acquired Company

Acquired Company represents and warrants that it has disclosed all existing and known future debts and liabilities of Acquired Company -to Issuer, whether direct or contingent, disputed or undisputed, including, but not limited to all liabilities to federal, state and local governmental authorities, trade creditors, and the like.

ARTICLE X

Documents to be Delivered at Closing

10.1 The Issuer shall deliver to Acquired Company the following documents at the closing:

(a)     Board of Directors minutes authorizing the issuance of certificates for the 12,000,000 shares of Issuer Stock to be issued pursuant to this Agreement.

(b)     Written authorization for the cancellation of 3,800,000 shares.

(c)     The resignation of the then current officers and directors of Issuer.

(d)     A Board of Directors resolution appointing the following as the Officers and Directors of Issuer:

Derek Kennedy,          President/Director

Melodee Jones, Secretary

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(f) All of the business and corporate records of Issuer, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

10.2 The Acquired Company shall deliver to Issuer the certificates representing 100% of the issued and outstanding stock of Acquired Company.

ARTICLE XI
Miscellaneous

11.1 Notices. Any notice to: be given by the parties shall be given in writing and delivered in person to every other party, or forwarded by certified or registered mail, postage prepaid, at the address indicated for each 'party in the signature block hereof, unless the party giving any such notice has been notified, in writing, of a change of address. Any such notice shall be effective three (3) days after deposit in the U.S. Mail, if mailed; or upon receipt, if delivered.

11.2 Governing Law. This Agreement shall be governed and construed by the laws of the State of Florida. If any action is brought between the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Miami-Dade County, Florida.

11.3 Attorney's Fees. In the event any party hereto shall employ legal counsel or bring an action or other proceeding against another party to enforce any of the terms, covenants or conditions hereof, the party prevailing in any such action or other proceeding shall be paid all reasonable attorneys fees by the other party, as determined by the court, and in the event any judgment is secured by such prevailing party, all such attorneys' fees shall be included in such judgment.

11.4 Time is of the Essence. Time is of the essence of this Agreement.

11.5 Successors and Assigns. Except as herein otherwise provided, this Agreement and all of the terms and provision hereof shall inure to the benefit of and be binding upon the heirs, executors, personal representatives, successors and assigns of the parties hereto.

11.6 Further Assurances. The parties hereto agree to execute, acknowledge and deliver such other documents and instruments as may reasonably necessary or appropriate to carry out the full intent and purpose of this Agreement.

11.7 Counterparts. For the convenience of. the parties, this Agreement may be executed in one or more counterparts, each of which may be executed by one or more of the parties hereto, with the same force and effect as though all parties executing such counterparts had executed but one instrument.

11.8 No Verbal Understandings. No verbal statements or conversations between the parties or their representatives occurring either before or after the execution of this Agreement shall be construed as having any bearing or effect upon this Agreement or any portion thereof it being understood that this written Agreement evidences the complete agreement among the parties hereto. Any attempt at oral modification of this Agreement shall be void and of no effect.

11.9 No Waiver. The failure of any party to exercise any right or option arising out of the breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or to the continuance of any existing breach.

11.10 Headings. The headings of the several sections of this Agreement are inserted solely for convenience of reference and a re not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

11.11 Construction of Language. This Agreement shall be construed according to its ordinary meaning and shall not be strictly construed for nor against: any parties hereto.

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11.12 Restrictive Legend. The shares of Issuer delivered on the Closing Date shall carry legends which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

11.13 Complete Agreement. This Agreement contains the complete understanding and agreement of the parties hereto with respect to all matters referred to herein and all prior representations, negotiations and understandings are superseded hereby and merged into this Agreement. No party shall be liable or bound to any other person hereto in any manner by any agreement, warranty, representation or guarantee, except as specifically set forth herein or in any instrument executed pursuant hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of [The balance of this page is intentionally left blank]

the day and year first above written.

SEPTEMBER PROJECT III CORP.	EQUIMEDIA, INC.
“Issuer”	“Acquired Company”

By: /s/Eric P. Littman	By: /s/ Derek Kennedy
Eric P. Littman	Derek Kennedy
President	President

7695 S.W.104th Street Suite 210 Miami, Florida 33156	Apache Junction, AZ 85220

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ARTICLES OF AMENDMENT TO
SEPTEMBER PROJECT III CORP.

THE UNDERSIGNED, being the sole director and president of September Project III, Corp., does hereby amend its Articles of Incorporation as follows:

ARTICLE I
NAME

1.       The name of this corporation shall be Citation Entertainment, Inc. I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on January 25, 2000 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on January 25, 2000.

/s/ Eric P. Littman

Eric P. Littman, President and Sole Director

The foregoing instrument was acknowledged before me on January 25, 2000 by Eric P. Littman who is personally known to me.

/s/ Fabiana R. Pavese
NOTARY PUBLIC
[SEAL]

My Commission Expires:

November 29, 2003

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ARTICLE I

CORPORATE NAME

The name of the Corporation is SEPTEMBER PROJECT III CORP.

ARTICLE II

PURPOSE

The Corporation shall be organized for any and all purposes authorized under the laws of the State of Florida.

ARTICLE III

PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

SHARES

The capital stock of this corporation shall consist of 500,000,000 shares of common stock, $.001 par value.

ARTICLE V

PLACE OF BUSINESS

The initial address of the principal place of business of this corporation in the State of Florida shall be 7695 S.W. 104th Street, Miami,FL 33156. The Board of Directors may at any time and from time to time move the principal office of this corporation.

ARTICLE VI

DIRECTORS AND OFFICERS

The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shall be elected by the Stockholders of the Corporation at such time and in such manner as provide in the By-Laws. The name and addresses of the Initial Board of Directors and officers are as follows:

Eric P.Littman	President/Secretary/Director
7695 S.W. 104th Street
Suite 210
Miami, FL 33156

ARTICLE VII

DENIAL OF PREEMPTIVE RIGHTS

No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

ARTICLE VIII

AMENDMENT OF BYLAWS

Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

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ARTICLE IX

SHAREHOLDERS

9.1 Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

ARTICLE XI
SUBSCRIBER

The name and address of the person signing these Articles of Incorporation as subscriber is:

Eric P. Littman

7695 S.W. 104th Street

Suite 210

Miami, FL 33156

ARTICLE XII

CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE XIII

RESIDENT AGENT

The name and address of the initial resident agent of this corporation is:

Eric P. Littman

7695 S.W. 104th Street

Suite 210

Miami, FL 33156

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IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation on this August 21, 1997.

/s/ Eric P. Littman
Eric P. Littman, Subscriber

Subscribed and Sworn on August 21, 1997

Before me:

/s/ Isabel Cantera

Isabel Cantera, Notary Public

[seal]

My Commission Expires February 25, 1999

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DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

Having been named to accept service of process for SEPTEMBER PROJECT III CORP. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

/s/ Eric P. Littman
Eric P. Littman

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CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

EASTERN STAR HOLDINGS, INC.

We the undersigned, William E. Graham, President and Albert Golusin, Secretary, of Eastern Star Holdings. Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held by unanimous written consent effective on the November 21, 1997, adopted a resolution to amend the Restated Articles of Incorporation as heretofore amended, to change the name of the corporation, as follows:

Article FIRST is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is Fan Energy Inc.

The number of shares of the corporation outstanding and entitled to vote on the Amendment to the Articles of Incorporation is 7,771,704 that the said change in the name of the corporation and the Amendment to the Articles of Incorporation have been consented to and approved by the written consent of stockholders holding at least a majority of each class of stock of the corporation outstanding and entitled to vote thereon.

/s/ William E. Graham
William E. Graham

/s/ Albert Golusin
Albert Golusin

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)

On November 30, 1997, personally appeared before me, a notary public, William E. Graham and Albert Golusin, who acknowledged that they executed the above Certificate of Amendment to the Articles of Incorporation and that the facts stated herein are true.

My Commission Expires

6/3/2001

/s/ Susan D. Bower
Notary Public